Exhibit 99.3

Breathe eCig Corp. Chief Executive Officer Joshua Kimmel Resigns Company to Pursue Personal Interests and Company Appoints Seth M. Shaw as Interim Chairman & Chief Executive Officer Effective Immediately

New York, N.Y.   --   (01/25/2016)  --  Breathe eCig Corp. (OTCQB:  BVAP) (“Breathe” or the “Company”), an electronic cigarette industry innovator and pioneer, today announced that Mr. Joshua Kimmel has resigned as an officer and member of the Board of Directors (the “Board”) of the Company to pursue other interests.  Simultaneously, Mr. Seth M. Shaw has been appointed to the positions of Chairman of the Board and Interim Chief Executive Officer and Chief Financial Officer effective immediately.  The outgoing CEO Mr. Josh Kimmel will remain as a consultant to the Company, and will continue to assist the Company in several important capacities.  In addition, Mr. Shaw expects to appoint a minimum of two new Board members during the months of January and February 2016.  A Current Report on Form 8-K reflecting the above mentioned management changes shall be filed within the next four business days, as required by rules of the Securities and Exchange Commission.

Mr. Shaw shall continue to run Tauriga Sciences, Inc. (“Tauriga”) as its Chairman and CEO, in addition to his new capacities with Breathe.  There are no conflicts of interest that arise from today's appointment; however it should be noted that Breathe currently owns approximately 10,000,000 shares of Taurgia common stock and Tauriga currently owns approximately 2,700,000 shares of Breathe common stock.  These shares were exchanged pursuant to a previously announced joint venture executed in March 2015 by both companies.

In the short term, the Company will focus on the retirement of its remaining convertible debt, of which more than $700,000 USD had been repaid and retired during the fourth quarter of fiscal 2015.  Additionally, the Company will focus on the monetization of its substantial remaining inventory of electronic cigarette products.  Lastly, the Company will evaluate potential acquisition targets as a possible method to create long-term shareholder value.

Commenting on his appointment as Chairman and Interim CEO, Mr. Shaw expressed, “It is critically important at this time to overcome the immediate threats posed to the long-term capital structure and viability of Breathe.  The Company has been negotiating in good faith with the two remaining holders of its convertible debt, which has recently caused substantial share conversions and selling pressure on the stock, and is hopeful that progress will be realized.  Despite the difficulties that the Company has recently experienced and the precipitous decline in its share price, management believes that there is a legitimate chance that such difficulties can be overcome.  On a personal level, I would like to thank Mr. Kimmel for his efforts this past year as CEO of Breathe and I will continue to work closely with him to hopefully ensure that the Company meets its critical obligations and runs smoothly moving forward.”

Mr. Joshua Kimmel expressed, “At this time it made sense to effect a management change as there are certain personal interests that I plan to pursue.  I have an excellent working relationship with Mr. Shaw and will continue to help the Company in my new capacity as a consultant.  The interests of the shareholders matter the most and I will work closely with the new management to attempt to rebuild shareholder value.”

Personal Biography for Mr. Seth M. Shaw, Age 36

Mr. Shaw has extensive experience building companies and securing financing from a broad range of both domestic and international institutional investors. Over the past seven years, he has been instrumental in securing more than $70 million in capital, in aggregate, for several small-cap and micro-cap companies. Mr. Shaw started his career at American International Group (AIG) Global Investment Group, after which he gained further experience working at a prestigious Manhattan based hedge fund (Harvest Capital Mgmt).  In 2005, he founded Novastar Resources Ltd, a natural resources exploration company focused on the exploration and acquisition of mineral properties containing the element thorium. During this period, Mr. Shaw secured more than $17 million in financing from top tier institutional investors and helped complete the merger between Novastar Resources and Thorium Power, holding the position of Director of Strategic Planning until mid-2007. Subsequently, the company changed its name to Lightbridge Inc. and currently trades on the NASDAQ (LTBR).  Following the merger, Mr. Shaw has assisted several other companies in securing value added capital from institutional investors as well as providing management consulting services. Among those, Mr. Shaw was instrumental in securing $12,000,000 for NASDAQ listed flat panel display developer Uni-Pixel Inc. (UNXL).  In addition Mr. Shaw served as the founding CFO of Los Angeles based Biotech firm Physician Therapeutics LLC (“PTL”) in 2004. From August 22, 2012 through February 27, 2014 and then again from July 13, 2015 to the present, Mr Shaw has served as Chairman and Chief Executive Officer of publicly traded life sciences firm Tauriga Sciences, Inc. (OTC: TAUG).  Mr. Shaw also currently serves in a consulting role to several exciting and innovative start-up companies in the technology space as well as the consumer products space.  Mr. Shaw graduated from Cornell University in 2001, with a degree in Policy Analysis Management and a concentration in Econometrics. Mr. Shaw currently serves on the Board of Directors of the Jewish Community Center (JCC) of Dutchess County (New York) and has been active in numerous charities and not for profits, including: The Robinhood Foundation (2007-2009), The Cypress Fund for World Peace and Security (2006-2010), and Save A Child’s Heart (“SACH”) (2011-Present).

About Breathe eCig Corp.  (OTCQB:  BVAP)

Breathe was founded in 2012 as a research and development company in Knoxville, Tennessee with the mission to develop a better e-cigarette than was available on the market. Now holding multiple patents (pending) for its groundbreaking product, BVAP, Breathe is not your typical e-cig manufacturer. With a commitment to remaining socially responsible through innovative product development, consumer outreach and education, Breathe challenges the e-cig industry establishment. To find out more, visit http://www.breathecig.com.

DISCLAIMER   - Caution Concerning Forward Looking Statements

This press release contains statements that are “Forward-Looking” in nature (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). All statements regarding the Company's financial position, potential, business strategy, plans and objectives for future operations are Forward-Looking statements. Many of these statements contain words such as “hopefully,” “attempt,” “goal,” “aims,” “may,” “expect,” “believe,” “intend,” “anticipate,” “estimate,” “continue,” “would,” “exceed,” “should,” “steady,” “plan,” “potential,” “dramatic,” and variations of such words and similar expressions identify Forward-Looking statements, but their absence does not mean that a statement is not a Forward-Looking statement. Because Forward-Looking statements involve future risks and uncertainties, there are many factors that could cause actual results to differ materially from those expressed or implied. The Company cannot predict the actual effect these factors will have on its results and many of the factors and their effects are beyond the Company's control. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise. Given these uncertainties, you should not rely too heavily on these forward-looking statements.

Information for the Educated Investor

For further information regarding these and other risks related to Breathe eCigs' business, investors should consult Breathe eCigs' filings with the Securities and Exchange Commission, available at http://www.sec.gov.

Contact

Mr. Seth M. Shaw

Interim Chairman and Chief Executive Officer

Breathe eCig Corp.

Email:  seth@breathecig.com or sethsms47@aol.com

Cell #   917-796-9926